 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON __________ ___, 2003
                                                           REGISTRATION NO. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------
                           NOVA CHEMICALS CORPORATION
             (Exact name of registrant as specified in its charter)
                           --------------------------
                       ALBERTA, CANADA                             NONE
              (State or Other Jurisdiction of                (I.R.S. Employer
              Incorporation or Organization)              Identification Number)
                            1000 SEVENTH AVENUE, S.W.
                        CALGARY, ALBERTA, CANADA T2P 5L5
             (Address of Principal Executive Offices) (Postal Code)
                           --------------------------
              NOVA CHEMICALS CORPORATION RESTRICTED STOCK UNIT PLAN
                            (Full Title of the Plans)
                           --------------------------

                              JACK S. MUSTOE, ESQ.
                               NOVA CHEMICALS INC.
                          1550 CORAOPOLIS HEIGHTS ROAD
                         PITTSBURGH, PENNSYLVANIA 15108
                                (412) 490-4000
 (Name, Address, Including Zip Code, and Telephone Number, Including Area Code,
                              of Agent for Service)
                                   COPIES TO:

                              ALAN TALKINGTON, ESQ.
                       ORRICK, HERRINGTON & SUTCLIFFE LLP
                               400 SANSOME STREET
                      SAN FRANCISCO, CALIFORNIA 94111-3143

                         CALCULATION OF REGISTRATION FEE

---------------------------------------- --------------------- -------------------- -------------------- -------------------
                                                                PROPOSED MAXIMUM     PROPOSED MAXIMUM        AMOUNT OF
        TITLE OF EACH CLASS OF               AMOUNT TO BE      OFFERING PRICE PER   AGGREGATE OFFERING    REGISTRATION FEE
      SECURITIES TO BE REGISTERED           REGISTERED (1)          SHARE (2)            PRICE (2)              (2)
---------------------------------------- --------------------- -------------------- -------------------- -------------------
Common Shares, no par value                5,000,000 shares           $20.38            $101,900,000         $8,243.71
---------------------------------------- --------------------- -------------------- -------------------- -------------------

(1) This registration statement shall also cover any additional shares of common stock which become issuable under the plan being registered pursuant to this registration statement by reason of any stock dividend, stock split, recapitalization or any other similar transaction effected without the receipt of consideration which results in an increase in the number of the registrant's outstanding shares of common stock.
(2) Estimated in accordance with Rule 457(h) under the Securities Act of 1933, as amended, solely for the purpose of calculating the registration fee on the basis of $20.38 per share, the average of the high and low prices for the common shares on September 26, 2003, as reported on the New York Stock Exchange.

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.

     The following documents are incorporated by reference in this registration statement:

     (i) the annual report of NOVA Chemicals Corporation (the "Company") on Form 40-F for the fiscal year ended December 31, 2002;

     (ii) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since the end of the fiscal year covered by the Company's latest annual report; and

     (iii) the description of the Company's common stock set forth in the Company's Report of Foreign Issuer on Form 6-K, dated July 2, 1998, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

     Inapplicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Jack S. Mustoe beneficially owns, directly and indirectly, approximately less than one percent of the Company's outstanding common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     The Board of Directors of the Company has enacted a General By-law, as confirmed by the shareholders of the Company, which includes provision for the protection of directors and officers subject to the provisions of the Business Corporations Act (Alberta). The provisions of the General By-law as affected by the Business Corporations Act (Alberta) may be summarized as follows.

     Subject to the director or officer acting honestly and in good faith with a view to the best interests of the Company and exercising the care, diligence and skill that a reasonably prudent person would exercise in comparable circumstances, such director or officer is indemnified against any loss or damage which may happen in the execution of his or her office in circumstances other than those identified in the following two paragraphs.

     Except in respect of an action by or on behalf of the Company or of a body corporate of which the Company is or was a shareholder, the Company shall indemnify a director or officer from and against any liability in respect of any civil, criminal or administrative action or proceeding to which he is made a party by reason of being or having been a director or officer except in respect of an action by or on behalf of the Company or of a body corporate of which the Company is or was a shareholder.

     A director or officer is entitled to indemnity from the Company (in certain circumstances, only with the approval of the Court of Queen's Bench of Alberta) in respect of all costs, charges and expenses reasonably incurred by him or her in connection with the defense of any proceeding to which he is made a party provided such director or officer is substantially successful on the merits in his or her defense of such proceedings, he fulfills the conditions set forth in the immediately preceding paragraph and is fairly and reasonably entitled to indemnity.

     The Company may purchase and maintain insurance for the benefit of each director and officer against any liability incurred by him or her in his or her capacity as a director or officer of the Company or another body corporate except when the liability relates to his or her failure to act honestly and in good faith with a view to the best interests of the Company or such other body corporate, as the case may be.

     As permitted and for the purposes described in the immediately preceding paragraph, the Company has purchased and maintains insurance within such authorization. Directors and officers of the Company are insured, subject to all the terms, conditions and exclusions of the policy, against certain liabilities incurred by them in their capacity as directors and officers of the Company and its subsidiaries. This insurance provides for an annual limit for liability and reimbursement of payments of $150,000,000 (U.S.). The deductible applicable to reimbursement of the Company is $1,000,000 (U.S.) per occurrence and there is no deductible applicable to individual directors and officers.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

     Inapplicable.

ITEM 8.  EXHIBITS.

         EXHIBIT
         NUMBER        NAME
         -------       ----
             4.1       NOVA Chemicals Corporation Restricted Stock Unit Plan.
             5.1       Opinion of Counsel.
            23.1       Consent of Ernst & Young LLP.
            23.2       Consent of Counsel is contained in Exhibit 5.1 to this
                         Registration Statement.
            24.1       Power of Attorney of Directors.

ITEM 9.  UNDERTAKINGS.

         (a)  The undersigned registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; and

              PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     THE REGISTRANT. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on the ____ day of September, 2003.

                                     NOVA CHEMICALS CORPORATION
                                     (Registrant)


                                     By: /s/ Jeffrey M. Lipton
                                        ----------------------------------------
                                         Jeffrey M. Lipton
                                         (President and Chief Executive Officer)


     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

              SIGNATURE                                        TITLE                               DATE
              ---------                                        -----                               ----
      /s/ Jeffrey M. Lipton                      President, Chief Executive Officer        September 9, 2003
-----------------------------------                         and Director
          Jeffrey M. Lipton                          (Principal Executive Officer)


    /s/ Larry A. MacDonald                         Senior Vice President and Chief
-----------------------------------                  Financial Officer (Principal
        Larry A. MacDonald                    Financial Officer and Accounting Officer)    September 9, 2003


Directors:


                   *                                          Director                     September ___, 2003
-----------------------------------
         Jerald A. Blumberg
                   *                                          Director                     September ___, 2003
-----------------------------------
            F. Peter Boer
                   *                                          Director                     September ___, 2003
-----------------------------------
           Jacques Bougie
                   *                                          Director                     September ___, 2003
-----------------------------------
         Joanne V. Creighton

                   *                                          Director                     September ___, 2003
-----------------------------------
        Robert E. Dineen, Jr.
                   *                                          Director                     September ___, 2003
-----------------------------------
           L. Yves Fortier
                   *                                          Director                     September ___, 2003
-----------------------------------
          Kerry L. Hawkins
                   *                                          Director                     September ___, 2003
-----------------------------------
          Arnold M. Ludwick
                   *                                          Director                     September ___, 2003
-----------------------------------
            J. E. Newall
                   *                                          Director                     September ___, 2003
-----------------------------------
          Janice G. Rennie
                   *                                          Director                     September ___, 2003
-----------------------------------
          James M. Stanford
                   *                                          Director                     September ___, 2003
-----------------------------------
         Joseph D. Thompson


A majority of the members of the Board of Directors.



*By:   /s/ Jack S. Mustoe
    -------------------------------
           Jack S. Mustoe
          Attorney-in-Fact


NOVA Chemicals Inc.                               Authorized Representative in the         September 9, 2003
                                                           United States


      /s/ Jack S. Mustoe
-----------------------------------
          Jack S. Mustoe
       Senior Vice President
        and General Counsel

                                  EXHIBIT INDEX

         EXHIBIT
         NUMBER        NAME
         -------       ----
             4.1       NOVA Chemicals Corporation Restricted Stock Unit Plan.
             5.1       Opinion of Counsel.
            23.1       Consent of Ernst & Young LLP.
            23.2       Consent of Counsel is contained in Exhibit 5.1 to this
                         Registration Statement.
            24.1       Power of Attorney of Directors.